Exhibit 99.1

VIVINT SOLAR ANNOUNCES FOURTH QUARTER 2014 AND FISCAL 2014 FINANCIAL RESULTS

Megawatts Installed Increased 191% Year-over-Year

Retained Value Increased 153% Year-over-Year

Cost per Watt of $2.96 for the Fourth Quarter

LEHI, Utah, Mar. 4, 2015 -- Vivint Solar (NYSE: VSLR), today announced financial results for the fourth quarter and year ended December 31, 2014.

Fourth Quarter 2014 Operating Highlights

Key operating and development highlights for the quarter ended December 31, 2014 include:

•	MW Booked of approximately 52 MWs for the quarter, up approximately 150% year-over-year.

•	MW Installed of approximately 50 MWs, up 191% year-over-year. Total cumulative MWs installed were approximately 228 MWs as of December 31, 2014.

•	Installations were 6,864 for the quarter, up 135% year-over-year. Cumulative installations were 35,720 as of December 31, 2014.

•	Estimated Nominal Contracted Payments Remaining increased by approximately $188 million during the quarter and was approximately $1,031 million at December 31, 2014, up 161% year-over-year.

•	Estimated Retained Value increased by approximately $82 million during the quarter to approximately $481 million at December 31, 2014, up 153% compared to the fourth quarter of 2013.

•	Estimated Retained Value per Watt was $2.11 as of December 31, 2014.

Fourth Quarter 2014 GAAP Financial Results

Summary GAAP financial results for the quarter ended December 31, 2014 include:

•

Operating Leases and Incentives Revenue was $5.9 million, up 202% from $1.9 million in the fourth quarter of the prior year. Total revenue for the quarter was $6.9 million, up 248% from $2.0 million in the fourth quarter of the prior year.

•	Cost of Revenue – Operating Leases and Incentives was $20.8 million, up from $6.2 million in the same period of 2013.

•

Total Operating Expenses, including cost of revenue, were $46.8 million, compared to $18.7 million in the fourth quarter of 2013. Operating expenses included non-cash stock-based compensation expense of $2.8 million and amortization of intangibles of $3.8 million.

•	Loss from Operations was $40.0 million compared to $16.7 million in the same period of 2013.

•	GAAP Net Loss Attributable to Stockholders per Share was ($0.06).

•	Non-GAAP Loss Before Non-Controlling Interests and Redeemable Non-Controlling Interests per Share was ($0.36). See below for a further discussion of Non-GAAP Loss per Share.

•	Cash and Cash Equivalents as of December 31, 2014 were $261.6 million.

Full Year 2014 GAAP Financial Results

Summary GAAP financial results for the full year ended December 31, 2014 include:

•	Operating Leases and Incentives Revenue was $21.7 million, up 270% from $5.9 million in 2013. Total revenue for the year was $25.3 million, up 309% from $6.2 million in the prior year.

•	Cost of Revenue – Operating Leases and Incentives was $68.0 million in 2014, up from $19.0 million in 2013.

•

Total Operating Expenses, including cost of revenue, were $187.6 million in 2014, compared to $57.5 million in 2013. Operating expenses included non-cash stock-based compensation expense of $23.7 million and amortization of intangibles of $15.0 million.

•	Loss from Operations was $162.3 million compared to $51.3 million in 2013.

•	GAAP Net Loss Attributable to Stockholders per Share was ($0.35).

•	Non-GAAP Loss Before Non-Controlling Interests and Redeemable Non-Controlling Interests per Share was ($1.99). See below for a further discussion of Non-GAAP Loss per Share.

Financing Activity

On March 3, 2015, Vivint Solar entered into a working capital facility with a capacity of $131 million. In addition, during the quarter and subsequent to quarter end, the company closed two new tax equity partnerships with existing tax equity partners. In total, we estimate the two funds will enable us to install approximately 66 MWs of solar energy systems.

Guidance for First Quarter 2015 and Full Year 2015

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements supersede all prior statements regarding 2015 financial results.

For the first quarter of 2015, we expect:

•	MW Installed: 40 to 42 MWs

•	Total Revenue: $8.0 – $8.5 million

•	Total Operating Expenses: $47 – $50 million

•	Shares Outstanding: 105.3 million

For the full year 2015, we expect:

•	MW Installed: 290 - 310 MWs

Earnings Conference Call

Vivint Solar will host an investor conference call and live webcast today, Wednesday, March 4, 2015, at 5:00 p.m. ET to discuss these financial results. To access the conference call, dial 1.877.201.0168 or 1.647.788.4901 for international callers. The conference ID is 6171 7531. A listen-only webcast will be accessible on the investor relations page of our website at http://investors.vivintsolar.com and will be archived and available on this site until March 19, 2015. Participants should follow the instructions provided on the website to download and install the necessary audio applications in advance of the call. In addition, the earnings presentation slides will be available on our Investor Relations site by 5:00 p.m. ET. This press release and the financial information discussed on today’s conference call are available on the investor relations page of our website at http://investors.vivintsolar.com.

About Vivint Solar

Vivint Solar is a leading provider of distributed solar energy systems – electricity generated by a solar energy system installed at a customer’s location – to residential customers in the United States. Vivint Solar’s customers pay little to no money upfront, receive significant savings relative to utility generated electricity rates and continue to benefit from guaranteed energy prices over the 20-year term of their contracts.  Vivint Solar finances, designs, installs, monitors and services the solar energy systems to make things easy for its customers. For more information, visit www.vivintsolar.com or follow @VivintSolar.

Note on Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, including statements regarding Vivint Solar’s growth prospects, and operating and financial results such as estimates of nominal contracted payments remaining, estimated retained value, estimated retained value per watt, estimated shares outstanding, the capacity of solar energy systems expected to be installed, estimated total revenue, and estimated total operating expenses and the assumptions related to the calculation of the foregoing metrics.

Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Forward-looking statements should not be read as a guarantee of future performance or results, and they will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. These statements are based on current expectations and assumptions regarding future events and business performance as of the date of this press release, and they are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements, including but not limited to: the availability of additional financing on acceptable terms; changes in the retail price of traditional utility generated electricity; changes in electric utility policies and regulations; the availability of rebates, tax credits and other incentives, including solar renewable energy credits, or SRECs and state incentives, that affect the pricing of our offering; regulations and policies related to net metering; changes in regulations, tariffs and other trade barriers and tax policy affecting us and our industry; our ability to manage our recent and future growth effectively, including attracting, training and retaining sales personnel and solar energy system installers; the availability and price of solar panels and other system components, the assumptions employed in calculating our operating metrics may be inaccurate; Vivint Solar’s limited operating history, particularly as a new public company; and such other risks identified in the registration statements and reports that Vivint Solar files with the U.S. Securities and Exchange Commission, or SEC, from time to time. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in those statements will be achieved or will occur, and actual results could differ materially from those anticipated or implied in the forward-looking statements. Except as required by law, Vivint Solar does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. You should read the documents Vivint Solar has filed with the SEC for more complete information about the company. These documents are available on both the EDGAR section of the SEC’s website at www.sec.gov and the Investor Relations section of the company’s website at www.vivintsolar.com

Vivint Solar, Inc.
Consolidated Unaudited Balance Sheets
(In thousands)

	December 31,	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$261,649	$6,038
Accounts receivable, net	1,837	608
Inventories	774	—
Prepaid expenses and other current assets	16,806	5,938
Total current assets	281,066	12,584
Restricted cash	6,516	5,000
Solar energy systems, net	588,167	188,058
Property and equipment, net	13,024	3,640
Intangible assets, net	18,487	27,364
Goodwill	36,601	29,545
Prepaid tax asset, net	111,910	30,738
Other non-current assets, net	8,553	778
TOTAL ASSETS	$1,064,324	$297,707
LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND EQUITY
Current liabilities:
Accounts payable	$51,354	$25,356
Accounts payable—related party	2,132	3,068
Distributions payable to non-controlling interests and redeemable non-controlling interests	6,780	1,576
Accrued compensation	16,794	15,491
Current portion of deferred revenue	314	68
Current portion of capital lease obligation	3,502	1,275
Accrued and other current liabilities	14,016	10,307
Total current liabilities	94,892	57,141
Capital lease obligation, net of current portion	6,176	2,486
Revolving lines of credit—related party	—	41,412
Long-term debt	105,000	—
Deferred tax liability, net	112,227	41,510
Deferred revenue, net of current portion	4,466	1,272
Total liabilities	322,761	143,821
Commitments and contingencies
Redeemable non-controlling interests	128,427	73,265
Stockholders’ equity:
Common stock	1,053	750
Additional paid-in capital	502,785	75,049
(Accumulated deficit) retained earnings	(25,849)	3,034
Total stockholders' equity	477,989	78,833
Non-controlling interests	135,147	1,788
Total equity	613,136	80,621
TOTAL LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND EQUITY	$1,064,324	$297,707

Vivint Solar, Inc.
Consolidated Unaudited Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Revenue:
Operating leases and incentives	$5,890	$1,948	$21,688	$5,864
Solar energy system and product sales	970	23	3,570	306
Total revenue	6,860	1,971	25,258	6,170
Operating expenses:
Cost of revenue—operating leases and incentives	20,823	6,180	67,984	19,004
Cost of revenue—solar energy system and product sales	487	15	1,997	123
Sales and marketing	5,640	2,353	21,869	7,348
Research and development	489	—	1,892	—
General and administrative	15,623	6,471	78,899	16,438
Amortization of intangible assets	3,756	3,649	14,911	14,595
Total operating expenses	46,818	18,668	187,552	57,508
Loss from operations	(39,958)	(16,697)	(162,294)	(51,338)
Interest expense	1,988	1,190	9,323	3,144
Other expense	(90)	802	1,372	1,865
Loss before income taxes	(41,856)	(18,689)	(172,989)	(56,347)
Income tax (benefit) expense	(3,784)	47	(7,070)	123
Net loss	(38,072)	(18,736)	(165,919)	(56,470)
Net loss attributable to non-controlling interests and redeemable non-controlling interests	(31,933)	(21,953)	(137,036)	(62,108)
Net (loss attributable) income available to common stockholders	$(6,139)	$3,217	$(28,883)	$5,638
Net (loss attributable) income available per share to common stockholders:
Basic	$(0.06)	$0.04	$(0.35)	$0.08
Diluted	$(0.06)	$0.04	$(0.35)	$0.07
Weighted-average shares used in computing net (loss attributable) income available per share to common stockholders:
Basic	105,079	75,000	83,446	75,000
Diluted	105,079	75,825	83,446	75,223

Vivint Solar, Inc.
Consolidated Unaudited Statements of Cash Flows
(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(38,072)	$(18,736)	$(165,919)	$(56,470)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,088	972	8,523	1,984
Amortization of intangible assets	3,772	3,649	15,042	14,595
Stock-based compensation	2,841	(42)	23,687	294
Amortization of deferred financing costs	710	—	2,232	—
Noncash contributions for services	19	38	200	160
Noncash interest expense	—	1,173	4,280	2,930
Deferred income taxes	29,281	13,451	74,848	30,927
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable, net	875	97	(1,018)	(512)
Inventories	(216)	—	(195)	—
Prepaid expenses and other current assets	1,124	(1,396)	(10,486)	(3,605)
Prepaid tax asset, net	(35,355)	(12,658)	(81,172)	(30,738)
Other non-current assets, net	2,899	(408)	(8,451)	(741)
Accounts payable	662	(3,306)	1,905	1,425
Accounts payable—related party	2,126	964	(935)	2,592
Accrued compensation	1,713	3,898	(1,073)	10,367
Deferred revenue	2,047	940	3,387	1,340
Accrued and other current liabilities	(8,561)	1,038	(773)	4,579
Net cash used in operating activities	(31,047)	(10,326)	(135,918)	(20,873)
CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for the cost of solar energy systems	(133,910)	(37,444)	(383,522)	(134,138)
Payment in connection with business acquisition, net of cash acquired	—	—	(12,040)	—
Payments for property and equipment	(449)	—	(3,505)	—
Change in restricted cash	—	—	(1,516)	(3,500)
Purchase of intangible assets	(101)	—	(370)	—
Proceeds from U.S. Treasury grants	—	1,140	190	10,116
Net cash used in investing activities	(134,460)	(36,304)	(400,763)	(127,522)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	309,412	—	412,912	—
Payments for deferred offering costs	(2,282)	—	(8,066)	—
Proceeds from investment by non-controlling interests and redeemable non-controlling interests	98,649	38,775	339,512	123,154
Distributions paid to non-controlling interests and redeemable non- controlling interests	(3,267)	(759)	(8,751)	(2,284)
Proceeds from long-term debt	18,000	—	105,000	—
Proceeds from short-term debt	—	—	75,500	—
Payments on short-term debt	—	—	(75,500)	—
Proceeds from revolving lines of credit—related party	—	20,000	154,500	83,482
Payments on revolving lines of credit—related party	(58,692)	(20,000)	(200,192)	(60,000)
Payments on revolving lines of credit	—	—	—	(2,000)
Principal payments on capital lease obligations	(813)	(313)	(2,623)	(987)
Capital contribution from Parent	—	—	—	1,418
Net cash provided by financing activities	361,007	37,703	792,292	142,783
NET INCREASE IN CASH AND CASH EQUIVALENTS	195,500	(8,927)	255,611	(5,612)
CASH AND CASH EQUIVALENTS—Beginning of period	66,149	14,965	6,038	11,650
CASH AND CASH EQUIVALENTS—End of period	$261,649	$6,038	$261,649	$6,038

Vivint Solar, Inc.
Key Operating Metrics

	Three Months Ended
	December 31,	September 30,	December 31,
	2014	2014	2013
Installations	6,864	6,935	2,921
Megawatts installed	50.0	48.6	17.2
Cumulative installations	35,720	28,856	13,296
Cumulative megawatts installed	228.2	178.2	72.8
Estimated nominal contracted payments remaining (in millions)	$1,030.5	$842.3	$394.1
Estimated retained value under energy contract (in millions)	$383.1	$316.7	$151.2
Estimated retained value of renewal (in millions)	$97.9	$81.8	$39.2
Estimated retained value (in millions)	$480.9	$398.6	$190.4
Estimated retained value per watt	$2.11	$2.24	$2.62

Non-GAAP Loss per Share (EPS) Before Non-controlling Interests

While GAAP EPS is based upon net (loss attributable) income available to common stockholders, we also report non-GAAP EPS based upon net loss. The difference between GAAP EPS and non-GAAP EPS is the line item net loss attributable to non-controlling interests and redeemable non-controlling interests.  Also, as our non-GAAP earnings amount is based upon net loss for all periods presented, potentially dilutive shares were anti-dilutive and were not considered in determining weighted-average number of common shares outstanding.

Under GAAP accounting, we report net loss attributable to non-controlling interests and redeemable non-controlling interests to reflect our joint venture fund investors’ allocable share in the results of these joint venture investment funds. Net loss attributable to non-controlling interests and redeemable non-controlling interests is calculated based primarily on the hypothetical liquidation at book value, or HLBV, method, which assumes that the joint venture funds are liquidated at the reporting date, even though liquidation may or may not ever occur. Additionally the returns that will be allocated to the investors over the expected terms of the investment funds may differ significantly from the amounts calculated under the HLBV method. Accordingly, we also report non-GAAP EPS based on our losses before net loss attributable to non-controlling interests and redeemable non-controlling interests per share, which we view as a better measure of our operating performance.  Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP.

According to this definition, the non-GAAP loss before the allocation of loss attributable to non-controlling interests and redeemable non-controlling interests per share was ($0.36) in the fourth quarter of 2014 and ($1.99) for the full year of 2014.

Vivint Solar, Inc.
Non-GAAP Net Loss per Share
(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Net loss	$(38,072)	$(18,736)	$(165,919)	$(56,470)
Net loss per share:
Basic	$(0.36)	$(0.25)	$(1.99)	$(0.75)
Diluted	$(0.36)	$(0.25)	$(1.99)	$(0.75)
Weighted-average shares used in computing net loss per share:
Basic	105,079	75,000	83,446	75,000
Diluted	105,079	75,000	83,446	75,000

Glossary of Definitions

“Installations” represents the number of solar energy systems installed on customers’ premises.

“MWs or megawatts” represents the DC nameplate megawatt production capacity.

“MW Booked” represents the aggregate megawatt nameplate capacity of solar energy systems that were permitted during the period net of cancellations in the period.

“MW Installed” represents the aggregate megawatt nameplate capacity of solar energy systems that have been installed during the applicable period.

“Nominal Contracted Payments Remaining” equals the sum of the remaining cash payments that Vivint Solar’s customers are expected to pay over the term of their agreements for systems installed as of the measurement date. For a power purchase agreement, Vivint Solar multiplies the contract price per kilowatt-hour by the estimated annual energy output of the associated solar energy system to determine the estimated nominal contracted payments. For a customer lease, Vivint Solar includes the monthly fees and upfront fee, if any, as set forth in the lease.

“Retained Value” represents the net cash flows, discounted at 6%, that Vivint Solar expects to receive from customers pursuant to long-term customer contracts net of estimated cash distributions to fund investors and estimated operating expenses for systems installed as of the measurement date. For purposes of the calculation, Vivint Solar aggregates the estimated retained value from the solar energy systems during the typical 20-year term of Vivint Solar’s contracts, which Vivint Solar refers to as estimated retained value under energy contracts, and the estimated retained value associated with an assumed 10-year renewal term following the expiration of the initial contract term, which Vivint Solar refers to as estimated retained value of renewal. To calculate estimated retained value of renewal, Vivint Solar assumes all contracts are renewed at 90% of the contractual price in effect at the expiration of the initial term.

“Retained Value per Watt” is calculated by dividing the estimated retained value as of the measurement date by the aggregate nameplate capacity of solar energy systems under long-term customer contracts that have been installed as of such date, and is subject to the same assumptions and uncertainties as estimated retained value.

“Undeployed Tax Equity Financing Capacity” represents a forecast of the amount of megawatts that can be deployed based on committed available tax equity financing for Energy Contracts.

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Investor Contact:

Vivint Solar
Rob Kain
Vice President of Investor Relations
801-234-7066

ir@vivintsolar.com

Media Contact:

Vivint Solar
Kady Cooper
Director of Public Relations
415-706-9778

kady.cooper@vivintsolar.com